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                                                                     EXHIBIT 21

                    SUBSIDIARIES OF MARTIN INDUSTRIES, INC.


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
                                                                                            Jurisdiction of
     Name of Corporation                                Ownership                            Incorporation
--------------------------------        ----------------------------------------------      ---------------
1166081 Ontario Inc. ("1166081")        100% by Martin Industries, Inc. ("Registrant")      Ontario, Canada

Hunter Technology Inc. ("Hunter")       100% by 1166081                                     Ontario, Canada
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